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                                                                   EXHIBIT 10.16


                                 March 27, 1999


Mr. Michael Rybak
3949 Proctor Circle
Arlington Heights, IL  60004

Dear Mike:

         The purpose of this letter is to confirm our agreement that upon a Change in Control (as defined herein) of Intercargo Corporation ("Intercargo"), Intercargo shall pay you $50,000 upon the earlier of (i) 180 days following such Change in Control or (ii) your involuntary termination (other than for cause). Such payment shall not be paid if you voluntarily terminate your employment or your employment is terminated for cause. Such payment shall be made in a lump sum within five (5) days of the date such payment becomes payable pursuant to the terms hereof.

         As used in this letter agreement, "cause" means (i) engaged in an act of dishonesty with respect to Intercargo, including, but not limited to, an act which directly or indirectly results in your gain or personal enrichment at the expense of Intercargo or (ii) you willfully and substantially failed to perform the services requested of you by Intercargo despite at least two written notices of such failure and reasonable opportunity to cure such failure. As used in this letter agreement, "Change in Control" means (i) a single entity or group of affiliated entities acquires more than 50% of Intercargo's outstanding common stock, (ii) Intercargo is involved in a merger or consolidation so that its stockholders before the merger or consolidation own less than 50% of the voting power of the surviving or acquiring corporation, (iii) the liquidation or dissolution of Intercargo, (iv) the sale of all or substantially all of Intercargo's assets, or (v) a change in the majority of Intercargo's Board of Directors during any 24-month period without the approval of the a majority of directors in office at the beginning of such period. Intercargo reserves the right in the sole discretion of Intercargo to terminate this letter agreement if a Change in Control of Intercargo has not occurred prior to June 30, 1999.

         This letter supersedes all previous communications and constitutes the entire understanding between us with respect to any severance obligations of Intercargo upon a Change in Control. If you are in agreement with the foregoing, please so indicate by signing the copy of this letter in the space provided below and returning it to the undersigned.
                                                     Very truly yours,

                                                     INTERCARGO CORPORATION

                                                     /s/ Stanley A. Galanski

                                                     Stanley A. Galanski
                                                     President and CEO
Accepted and agreed to as of this
18th day of November, 1998
/s/ Michael L. Rybak
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